SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 4, 2004

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On October 21, Fisher Communications, Inc. (the “Company”) and Merrill Lynch International (“MLI”) entered into a Termination Agreement (the “Termination Agreement”) providing for the early termination of and settlement of obligations under a forward sales transaction pursuant to which 2.6 million shares of Safeco Corporation common stock held by the Company were pledged as collateral (the “Forward Transaction”). In accordance with the Termination Agreement, the Forward Transaction was terminated as of November 4, 2004. The Company paid $16,070,110 to MLI in connection with the termination of the Forward Transaction and MLI released all liens and other encumbrances upon the Safeco Corporation shares that were subject to the Forward Transaction. A copy of the Termination Agreement is attached hereto as exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1 Termination Agreement, dated October 21, 2004, between Merrill Lynch International and Fisher Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

	By	/s/ Robert Bateman
Dated: November 4, 2004		Robert C. Bateman Senior Vice President Chief Financial Officer

Exhibit Index

10.1 Termination Agreement, dated October 21, 2004, between Merrill Lynch International and Fisher Communications, Inc.